Exhibit 10.9
HEALTHSPRING, INC.
Amended and Restated 2008 Management Stock Purchase Plan
1.	Purposes; Construction.
This Plan shall be known as the “HealthSpring Amended and Restated 2008 Management Stock Purchase Plan” and is hereinafter referred to as the “Plan.” The purposes of the Plan are to attract and retain highly-qualified executives, to align executive and stockholder long-term interests by creating a direct link between executive compensation and stockholder return, to enable executives to develop and maintain a substantial equity-based interest in HealthSpring, Inc., and to provide incentives to such executives to contribute to the success of the Company’s business. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Exchange Act, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted and applied by regulation, rulings and cases.
The terms of the Plan shall be as set forth below.
2.	Definitions.
As used in this Plan, the following words and phrases have the meanings indicated:
(a)	“Agreement” means an agreement entered into between the Company and a Participant in connection with a grant under the Plan.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Annual Bonus” means the bonus earned by a Participant as determined by the Committee with respect to each year.

(d)	“Cause” means, unless otherwise defined in the applicable Agreement, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries by the Participant. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

(e)	“Change in Control” means, unless otherwise defined in the applicable Award Agreement, any of the following events:
(i)	any person on entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, acquires beneficial ownership of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business);

(ii)	as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, or any combination of the foregoing transactions, less than 50% of the combined voting power of the then outstanding securities of the Company or any successor company or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;

(iii)	during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds (2/3rds) of the directors of the Company then still in office who were (i) directors of the Company at the beginning of any such period, and (ii) not initially (a) appointed or elected to office as result of either an actual or threatened election and/or proxy contest by or on behalf of a Person other than the Board, or (b) designated by a Person who has entered into an agreement with the Company to effect a transaction described in (i) or (ii) above or (iv) or (v) below;

(iv)	a complete liquidation or dissolution of the Company; or

(v)	the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary)
(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)	“Committee” means the Compensation Committee of the Board, or a subcommittee thereof, all of whose members meet the requirements set forth in Section 3(a) hereof.

(h)	“Company” means HealthSpring, Inc., a Delaware corporation, or any successor corporation.

(i)	“Disability” means, unless otherwise defined in the applicable Agreement, a Participant’s total and permanent inability to perform his or her duties with the Company or any Subsidiary by reason of any medically determinable physical or mental impairment, within the meaning of Code Section 22(e)(3). .

(j)	“Election” means an election filed pursuant to Section 5 of the Plan.

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(l)	“Fair Market Value” per Share, Restricted Share or Restricted Share Unit means the closing price on the New York Stock Exchange (or the relevant exchange or market if the Shares are not traded on the New York Stock Exchange) of a Share for the relevant valuation date (or next preceding trading day, if such valuation date is not a trading day).

(m)	“Participant” means a person who files an Election under the Plan.

(n)	“Participating Subsidiary” means any Subsidiary that is designated by the Committee or Board to be a participating employer under the Plan.

(o)	“Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(p)	“Plan Effective Date” has the meaning given in Section 5(c) hereof.

(q)	“Restricted Period” has the meaning given in Section 6(b) hereof.

(r)	“Restricted Share” or “Restricted Shares” means the common stock purchased hereunder subject to restrictions.

(s)	“Restricted Share Unit” or “Restricted Share Units” has the meaning given in Section 6(e) hereof.

(t)	“Retirement” means, unless otherwise defined in the applicable Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday.

(u)	“Rule 16b-3” means Rule 16b-3, as in effect from time to time, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(v)	“Section 16 Person” means a Participant who is subject to the reporting and short-swing liability provisions of Section 16 of the Exchange Act.

(w)	“Shares” means the voting shares of common stock of the Company, with a par value of $.01 per share.

(x)	“Subsidiary” means any subsidiary of the Company (whether or not a subsidiary as of the date the Plan is adopted).
3.	Administration of the Plan.
(a)	The Plan will be administered by the Committee which consists of two or more directors of the Company, each of whom will (i) meet the independence requirements of the New York Stock Exchange, (ii) be a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and (iii) be an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, and the regulations thereunder.

(b)	The Committee will have plenary authority in its discretion, but subject to the express provisions of the Plan, to administer the Plan and to exercise all the powers and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Agreements (which need not be identical), and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee’s determinations on the foregoing matters shall be final and conclusive.

(c)	No member of the Board or the Committee will be liable for any action taken or determination made in good faith with respect to the Plan or any grant hereunder.
4.	Stock Subject to Plan.
The maximum number of Shares that may be distributed as Restricted Shares under the Plan is 500,000 Shares, which number will be subject to adjustment as provided in Section 9 hereof. Such Shares may be either authorized but unissued Shares or Shares that have been or may be reacquired by the Company.
If any outstanding Restricted Shares under the Plan are forfeited and reacquired by the Company, or withheld to satisfy federal or state tax or withholding obligations, the Shares so forfeited or withheld may (unless the Plan has been terminated) again become available for use under the Plan.
5.	Eligibility and Elections.
(a)	Eligibility. The Committee will have the discretion to determine the Participating Subsidiaries and the officers of the Company and each Participating Subsidiary that will be eligible to become Participants in the Plan.

(b)	Elections. Each Participant may elect to receive, in lieu of a specified portion of his or her Annual Bonus, a number of Restricted Shares equal to the amount of such specified portion of the Annual Bonus divided by a dollar amount equal to 85% of the Fair Market Value of a Share on the date on which such Restricted Shares are granted (the “Election”). The Annual Bonus payable to the Participant in cash will be reduced by the designated portion. Subject to Section 5(c) below, any Election will be effective beginning with the bonus payable with respect to the first calendar year next following the calendar year in which the Election is made (and will become irrevocable on December 31 of the calendar year in which it is made). Any cancellation of, or other change in, any Election shall become effective as of the first calendar year next following the calendar year in which notice of such cancellation or change is filed (and any such notice shall become irrevocable on December 31 of the calendar year in which it is filed). Restricted Shares shall be granted in respect of such bonus reductions on or before March 15 of each calendar year, but in any case as soon as practicable following the Committee’s determination of the Annual Bonus earned.

(c)	Initial Eligibility. Notwithstanding Section 5(b) hereof, for the initial short period commencing on the date of the approval of the Plan by the stockholders (the “Plan Effective Date”) and ending on December 31, 2008, a Participant must complete and file the Election described in Section 5(b) with the Company no later than the 30th day after the Plan Effective Date, and the maximum amount of the Annual Bonus with respect to 2008 that may be subject to the 2008 Election is the ratio of (i) the number of days remaining in calendar year 2008 after the date on which the Participant files the 2008 Election, over (ii) 366. If a Participant first becomes eligible to participate in the Plan with respect to a year other than 2008, such Participant may make an initial election to participate in the Plan under procedures and limitations analogous to those set forth in this Section 5(c).

(d)	Termination of Employment. In the event that a Participant who has elected a bonus reduction hereunder shall terminate employment before Restricted Shares are granted in respect of such bonus reduction, any bonus to which the Participant would otherwise be entitled shall be paid to the Participant consistent with the Company’s bonus payment practices and any contractual provisions between the Participant and the Company.
6.	Restricted Shares.
Each grant of Restricted Shares under the Plan will be evidenced by a written Agreement between the Company and Participant, which will be in such form as the Committee from time to time approves and will comply with the following terms and conditions (and with such other terms and conditions not inconsistent with such terms as the Committee, in its discretion, may establish):
(a)	Number of Shares. Each Agreement shall state the number of Restricted Shares granted thereunder.

(b)	Restricted Period. Subject to such exceptions as may be determined by the Committee in its discretion, the Restricted Period for Restricted Shares granted under the Plan shall be two years from the date of grant.

(c)	Ownership and Restrictions. At the time of grant of Restricted Shares, a certificate representing the number of Restricted Shares granted will be registered in the name of the Participant. Such certificate will be held by the Company or any custodian appointed by the Company for the account of the Participant subject to the terms and conditions of the Plan, and will bear such legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The Participant will have all rights of a stockholder with respect to such Restricted Shares, including the right to receive dividends and the right to vote such Restricted Shares, subject to the following restrictions: (i) the Participant will not be entitled to delivery of the stock certificate until the expiration of the Restricted Period and the fulfillment of any other restrictive conditions set forth in this Plan or the Agreement with respect to such Restricted Shares; (ii) none of the Restricted Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of (except by will or the applicable laws of descent and distribution) during such Restricted Period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the Restricted Shares will be forfeited and all rights of the Participant to such Restricted Shares will terminate, without further obligation on the part of the Company, unless the Participant remains in the continuous employment of the Company or any subsidiaries for the entire Restricted Period and unless any other restrictive conditions relating to the Restricted Shares are met. Any common stock, any other securities of the Company and any other property (except cash dividends) distributed with respect to the Restricted Shares will be subject to the same restrictions, terms and conditions as such Restricted Shares.

(d)	Termination of Restrictions. At the end of the Restricted Period and provided that any other restrictive conditions of the Restricted Shares are met, or at such earlier time determined by the Committee, all restrictions set forth in the Agreement relating to the Restricted Shares or in the Plan will lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restrictive stock legend (other than as required under the Securities Act of 1933 or otherwise), will be delivered to the Participant or his or her beneficiary or estate, as the case may be.

(e)	Restricted Share Units. Notwithstanding anything elsewhere in the Plan to the contrary, if during the Restricted Period relating to a Participant’s Restricted Shares the Committee determines that the Company may lose its United States federal income tax deduction in connection with the future lapsing of the restrictions on such Restricted Shares because of the deductibility cap of section 162(m) of the Code, unless otherwise determined by the Committee, some or all of such Restricted Shares will be converted into an equal number of Restricted Share Units, as to which payment will be postponed until such time as the Company will not lose its federal income tax deduction for such payment under section 162(m). Until payment of the Restricted Share Units is made, the Participant will be credited with dividend equivalents on the Restricted Share Units, which dividend equivalents will be converted into additional Restricted Share Units. When payment of any Restricted Share Units is made, it will be in the same form as would apply if the Participant were then holding Restricted Shares instead of Restricted Share Units. The Committee shall exercise its discretion under this Section 6(e) with respect to similarly situated Participants on a reasonably consistent basis.
7.	Termination of Employment.
Except as set forth in Section 8, he following rules shall apply, in the event of a Participant’s termination of employment with the Company and its Subsidiaries, with respect to Restricted Shares held by the Participant at the time of such termination:
(a)	Termination of Employment During Restricted Period. Except as provided herein, if during the Restricted Period for any Restricted Shares held by a Participant the Participant’s employment is terminated either (i) for Cause by the Company or a Subsidiary or (ii) subject to Section 7(b), for any reason by the Participant, the Participant shall forfeit all rights with respect to such Restricted Shares, which shall automatically be considered to be cancelled, and shall have only an unfunded right to receive from the Company’s general assets a cash payment equal to the lesser of (i) the Fair Market Value of such Restricted Shares on the Participant’s last day of employment or (ii) the aggregate Annual Bonus amounts foregone by the Participant as a condition of receiving such Restricted Shares.

Except as otherwise provided herein, if a Participant’s employment is terminated by the Company or a Subsidiary without Cause during the Restricted Period for any Restricted Shares held by the Participant, the Participant shall forfeit all rights with respect to such Restricted Shares, which shall automatically be considered to be cancelled, and shall have only an unfunded right to receive from the Company’s general assets a cash payment equal to either (i) the Fair Market Value of such Restricted Shares on the Participant’s last day of employment or (ii) the aggregate Annual Bonus amounts or aggregate amount of salary (as the case may be) foregone by the Participant as a condition of receiving such Restricted Shares, with the Committee to have the sole discretion as to which of such amounts shall be payable. The Committee shall be considered to have delegated its authority to determine the amount of payment pursuant to this Section 7(a) Paragraph 2 to the Chief Executive Officer of the Company as it relates to persons other than Section 16 Persons, which authority is revocable at any time.

If the employment of a Participant holding Restricted Share Units terminates during the Restricted Period relating to such Restricted Share Units, they shall be treated in a manner substantially equivalent to the treatment of Restricted Shares set forth above.

(b)	Retirement of Participant. Upon the Retirement of a Participant, the Committee shall determine, in its discretion, whether all restrictions then outstanding with respect to Restricted Shares held by the Participant shall expire or the Participant shall instead be treated as though the Participant’s employment had been terminated by the Company without Cause, as described above.
8.	Accelerated Lapse of Restrictions.
All restrictions then outstanding with respect to Restricted Shares held by such Participant shall automatically expire and be of no further force or effect upon (i) a termination of employment which results from a Participant’s death or Disability, or (ii) a Change of Control.
9.	Dilution and Other Adjustments.
In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or other change in corporate structure affecting the Shares, such substitution or adjustment shall be made in the aggregate number of Shares that may be distributed as Restricted Shares under the Plan and the number of Restricted Shares outstanding under the Plan as determined to be appropriate by the Committee in its sole discretion; provided, however, that the number of Shares thus subject to the Plan shall always be a whole number.
10.	Payment of Withholding and Payroll Taxes.
Subject to the requirements of Section 16(b) of the Exchange Act, the Committee shall have discretion to permit or require a Participant, on such terms and conditions as it determines, to pay all or a portion of any taxes arising in connection with a grant of Restricted Shares hereunder, or the lapse of restrictions with respect thereto, by having the Company withhold Shares or by the Participant’s delivering cash or other Shares having a then-current Fair Market Value equal to the amount of taxes to be withheld. In the absence of such withholding or delivery of Shares, the Company shall otherwise withhold from any payment under the Plan all amounts required by law to be withheld.
11.	Coordination with 2006 Equity Incentive Plan.
In the event a Participant’s Annual Bonus has been designated under the Performance Award provisions of the Company’s 2006 Equity Incentive Plan, the maximum value of Restricted Shares that may be purchased by a Participant in any year is $5,000,000.

12.	No Rights to Employment.
Nothing in the Plan or in any grant made or Agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement, or interfere with, or limit in any way, the right of the Company or any Subsidiary to terminate such Participant’s employment. Grants made under the Plan shall not be affected by any change in duties or position of a Participant as long as such Participant continues to be employed by the Company or a Subsidiary.
13.	Amendment and Termination of the Plan.
The Board, at any time and from time to time, may suspend, terminate, modify or amend the Plan; provided, however, that an amendment that requires stockholder approval for the Plan to continue to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. No suspension, termination, modification or amendment of the Plan may adversely affect any grants previously made, unless the written consent of the Participant is obtained.
14.	Term of the Plan.
The Plan shall terminate ten years from the Plan Effective Date. No other grants may be made after such termination, but termination of the Plan shall not, without the consent of any Participant who then holds Restricted Shares or to whom Restricted Share Units are then credited, alter or impair any rights or obligations in respect of such Restricted Shares or Restricted Share Units.
15.	Governing Law.
The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such laws are preempted by Federal law.
Amended and Restated Effective December 23, 2008